Exhibit 10.23

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is made and entered into as of June 11, 2009, by and between MERCANTILE BANK, a division of Carolina First Bank, (“Lender”), RTI Biologics, Inc. (“RTI”), a Florida corporation, Tutogen Medical, Inc. (“Tutogen”), a Florida corporation and Tutogen Medical (United States), Inc. (“Tutogen US”), a Florida corporation (collectively, RTI, Tutogen and Tutogen US, the “Borrowers”) (Lender and Borrowers, the “Parties”).

R E C I T A L S

A. Lender and Borrowers entered into, and executed, that certain Loan Agreement dated as of January 28, 2009 (the “Loan Agreement”), which provided for the making of the following loans to Borrowers: (i) a revolving line of credit loan in the principal amount of $10,000,000.00; and (ii) a term loan in the principal amount of $1,750,000.00 (collectively, the “Existing Loans”).

B. RTI has requested an additional term loan in the amount of $848,000.00 (the “Term Loan 2”) evidenced by a promissory note dated the date hereof (the “Term Note 2”).

C. The Parties are entering into this Amendment to modify the terms and conditions of the Loan Agreement to include the Term Loan 2 as a Loan under the Loan Agreement, to amend the definition of EBIDA, and to amend certain other terms of the Loan Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual terms and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.	DEFINITIONS:. All capitalized terms used in this Amendment shall have the same meaning as used in the Loan Agreement unless expressly modified, replaced or amended herein. From and after the effective date of this Amendment, all references to “Agreement” contained in the Loan Agreement shall mean the Loan Agreement, as applicable, as modified and amended by this Amendment.

2.	AMENDMENTS TO LOAN AGREEMENT:

A.	The definition of EBIDA in Section 1.15 of the Loan Agreement shall be amended and restated to read as follows:

““EBIDA” means the sum of earnings before interest expense plus depreciation and amortization expense plus goodwill impairment plus asset impairments and abandonments minus any non-cash income.”

B.	The definition of Loan Documents in Section 1.29 of the Loan Agreement shall be amended and restated to read as follows:

“Loan Documents” means this Loan Agreement, the First Amendment to Loan Agreement, the Notes, the Security Agreement, the First Amendments to Security Agreements, any guaranty agreements, financing statements, collateral documents, consents and all other documents, instruments, certificates and agreements executed and/or delivered by Borrowers, or any third party, in favor of Lender in connection with the Loan or the Lender’s security interest in the Collateral.

C.	The definition of Loans in Section 1.30 of the Loan Agreement shall be amended and restated to read as follows: “Loans” means the Term Loan, the RLOC and the Term Loan 2, as each is described in Section 2.1.

D.	The definition of Notes in Section 1.32 of the Loan Agreement shall be amended and restated to read as follows: “Notes” means, collectively, the RLOC Note, the Term Loan Note and the Term Note 2.

E.	Section 1 of the Loan Agreement shall be amended to add the new terms “First Amendment to Loan Agreement”, “First Amendments to Security Agreements”, “Term Loan 2” and “Term Note 2” as follows:

“First Amendment to Loan Agreement” means the first amendment to loan agreement dated as of June 11, 2009 by and among the Lender and the Borrowers.

“First Amendments to Security Agreements” means, collectively, the first amendments to security agreement dated June 11, 2009 between each of the Borrowers and the Lender.

“Term Loan 2” means that certain term loan made to RTI in the original principal amount of $848,000.00 more particularly described in Section 2.1 hereof.

“Term Note 2” means the term loan note dated June 11, 2009 or borrowing in favor of Lender in the amount of the Term Loan 2 as set forth in Section 2.1, as well as any promissory note or notes issued by RTI in substitution, replacement, extension, amendment or renewal of any such promissory note.

F.	Section 2.1 is amended to add the following new subsections (f) and (g):

(f) Term Loan 2 - Lender hereby agrees to make a term loan in the amount of Eight Hundred Forty-Eight thousand Dollars ($848,000.00) to RTI for the purchase of certain equipment. The Term Loan 2 shall be evidenced by the Term Note 2 and payable in accordance with the terms thereof.

(g) Usury. Borrowers agree that at any time the effective interest rate under any of the Notes would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under the Notes shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrowers.

G.	Section 4.3(b) of the Loan Agreement is hereby amended to add the following proviso:

“; provided that for the first year of consolidated operations of the Borrowers, the Funded Debt to EBIDA ratio will be calculated on prorated basis extrapolating the numbers for quarters in which the Borrowers have been consolidated over a twelve month period. After the first year of consolidated operations of the Borrowers, the Funded Debt to EBIDA ratio will be measured on a rolling four-quarter basis.”

3.	CONDITION PRECEDENT: As a condition precedent to the execution of this Amendment and the making of the Term Loan 2, each of the Borrowers (as applicable) shall furnish the Lender with the following:

A.	Corporate resolutions evidencing its authority to enter into this Amendment, together with such other documentation and certifications as the Lender shall reasonably request in connection with the execution and enforcement of this Amendment.

B.	Executed copies of the Amendments to Security Agreements .

C.	Executed copies of the Term Note 2 of RTI in the amount of $848,000.00.

4.	REPRESENTATIONS AND WARRANTIES: Borrowers hereby reaffirm each and all of the representations and warranties set forth in the Loan Agreement, as if fully set forth herein, as of the date hereof. In addition, the Borrowers represent and warrant that there have been no amendments to the articles of incorporation or bylaws of any Borrower since January 28, 2009.

5.	PRESERVATION OF THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS: Except as expressly amended and modified by the terms of this Amendment, (a) all of the terms, provisions, covenants, warranties and agreements contained in the Loan Agreement and all other Loan Documents remain in full force and effect and (b) the obligations of the Borrowers to pay the Loans are hereby ratified and confirmed by Borrowers, and are acknowledged by it to be valid and binding obligations of Borrowers. The Parties acknowledge their intent that this Amendment will not disturb the existing priority of the Loan Documents.

6.	FEES, COSTS, EXPENSES AND TAXES. Borrowers agrees to pay on demand of Lender any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. In addition, Borrowers shall pay a loan fee to the Lender in the amount of $4,240 and Lender’s attorney’s fees in the amount of $6,500.00.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment to be effective as of the date first above written.

BORROWERS:

RTI Biologics, Inc.

By:	/s/ Thomas F. Rose
Thomas F. Rose, Vice President, Secretary and Treasurer

Tutogen Medical (United States), Inc.

By:	/s/ Thomas F. Rose
Thomas F. Rose, Vice President, Secretary and Treasurer

Tutogen Medical, Inc.

By:	/s/ Thomas F. Rose
Thomas F. Rose, Vice President, Secretary and Treasurer

LENDER:

Mercantile Bank, a division of Carolina First Bank

By:	/s/ Kip Harrison
Its:	Senior Vice President